3: SCHEDULE 14A INFORMATION

SCHEDULE 14A INFORMATION

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GRAND TOYS INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

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GRAND TOYS INTERNATIONAL, INC.

1710 Route Transcanadienne

Dorval, Quebec, H9P 1H7

CANADA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 30, 2002

To our Shareholders:

You are cordially invited to attend the Annual Meeting of the Shareholders (the "Annual Meeting") of Grand Toys International, Inc. (the "Company"), which will be held at the offices of the Company, 1710 Route Transcanadienne, Dorval, Quebec, CANADA on May 30, 2002, at 11:00 am (Montreal time) for the following purposes:

    To elect seven directors (Proposal 1);

    To approve the issuance of 915,000 shares of Common Stock and 2,745,000 shares of Common Stock issuable upon exercise of warrants upon the conversion of 915,000 shares of Series B Convertible Redeemable Preferred Stock issued in December 2001, which issuance would represent more than 20% of our total Common Stock outstanding (Proposal 2);

    To consider and act upon a proposal to amend the Amended and Restated 1993 Stock Option Plan to increase the number of shares available for grant of options under the Plan from 150,000 to 300,000 (Proposal 3);

    To consider and act upon a proposal to ratify the appointment by the Board of Directors of KPMG LLP as independent chartered accountants for the Company for the 2002 fiscal year (Proposal 4); and

    To transact such other business as may properly come before the Annual Meeting and all adjournments thereof.

Shareholders of record at the close of business on April 30, 2002 are entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you plan to attend the 2002 Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented and voted.

Thank you for your support and continued interest in Grand Toys International, Inc.

YOU MAY REVOKE THE PROXY AT ANY TIME

BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

By order of the Board of Directors,

Elliot Bier

Secretary

Dated: Dorval, Quebec, Canada

May 1, 2002

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104:

GRAND TOYS INTERNATIONAL, INC.

PROXY STATEMENT

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation by the Board of Directors of Grand Toys International, Inc. of proxies to be voted at our Annual Meeting to be held on May 30, 2002 at the principal offices of the Company, 1710 Route Transcanadienne, Dorval, Quebec, CANADA 11:00 a.m. (Montreal time). Proxy statements are first being sent to stockholders on or about [May 1, 2002.] All properly executed proxies in the accompanying form received by us prior to the Annual Meeting will be voted at the Annual Meeting. Any proxy may be revoked at any time before it is exercised by giving notice in writing to our Secretary, by granting a proxy bearing a later date or by voting in person.

Unless context otherwise requires, the terms the "Company", "we", "our" and "us" refer to Grand Toys International, Inc., its U.S. subsidiaries, which include Grand Toys (U.S.) Ltd. ("Grand U.S."), Sababa Toys Inc. ("Sababa") and Ark Puzzles, Inc. ("Ark"); and our Canadian subsidiaries, which includes Grand Toys Ltd. ("Grand Ltd.") and formerly Grand Concepts Inc. up until January 29, 2002 "Concepts), ("Grand Ltd." with "Concepts", collectively "Grand Canada").

Procedural Matters

Shareholders of record as of the close of business on April 30, 2002 (the "Record Date") are entitled to receive notice of, to attend, and to vote at the Annual Meeting. There were 1,285,200 shares of Common Stock issued and outstanding on the Record Date. Each share has one vote on all matters. The closing sale price of Common Stock as reported on the Nasdaq SmallCap Market on the Record Date was $____ per share.

A shareholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and each shareholder may be asked to present valid picture identification such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Required Vote

In the election of directors, Proposal 1, the seven candidates receiving the highest number of affirmative votes will be elected as directors. Proposals 2 through 4 each require for approval the affirmative vote of a majority of the shares represented and voting if a quorum is present.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Annual Meeting with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number "represented and voting" with respect to a proposal.

Proxy Voting

Shareholders may vote without attending the meeting by submitting a proxy. If specific voting instructions are provided, the shares will be voted as indicated. If a proxy card is returned without voting instructions, the shares represented by the proxy will be voted for the election of the nominees for director and for Proposals 2 through 4, and as the persons named as proxies deem advisable on such other matters that may come before the annual meeting.

The Board of Directors does not intend to present at the Annual Meeting any matters other than those set forth in this Proxy Statement, nor does the Board of Directors know of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment.

Only shareholders of record at the close of business on April 30, 2002 will be entitled to vote at the Annual Meeting or any adjournments thereof.

It is desirable that as large a proportion as possible of the shareholders' interests be represented at the Annual Meeting. Therefore, even if you intend to be present at the Annual Meeting, you are requested to sign and return the enclosed proxy to ensure that your stock will be represented. If you are present at the Annual Meeting and desire to do so, you may withdraw your proxy and vote in person by giving written notice to our Secretary. Please return your executed proxy promptly.

Except as otherwise indicated, references in this proxy statement to dollars or "$" are United States dollars.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 17, 2002 by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock, (ii) each of the Company's directors and director nominees, (iii) each of our Named Executive Officers (as defined below) and (iv) all of our executive officers and directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to such shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class and Voting Power (1)
David Mars 1710 Rte. Transcanadienne Dorval, QC, Canada H9P 1H7	1,852,830 (2)	35%
Stephen Altro 1710 Rte. Transcanadienne Dorval, QC, Canada, H9P 1H7	1,007,116 (3)	19%
Ofer Nissim 65 High Ridge Road, Suite 500 Stanford, CT, 06905	348,463 (4)	7%
R. Ian Bradley 1710 Rte. Transcanadienne Dorval, QC, Canada, H9P 1H7	337,500 (5)	6%
Livescore Finance Company Ltd. C/o Insinger Trust Standard Charter Bank Bld., 4-4A Des Vex, Hong Kong	315,000 (6)	6%
Robenham Inc. C/o Insinger Trust Standard Charter Bank Bld., 4-4A Des Voeux, Hong Kong	315,000 (7)	6%
Faxfleet Holdings Ltd. C/o Insinger Trust Standard Charter Bank Bld., 4-4A Des Voeux, Hong Kong	295,000 (8)	6%
Spellord Inc. C/o Insinger Trust Standard Charter Bank Bld., 4-4A Des Voeux, Hong Kong	295,000 (9)	6%
James B. Rybakoff 780 Third Avenue New York, NY 10017	56,250 (10)	1%
Elliot L. Bier 999 Boul. de Maisonneuve Ouest Montreal, QC, Canada H3A 3L4	37,250 (11)	1%
Micheal Kron 6950 Cote-St Luc Rd., #1111 Montreal, QC, Canada H4V 2Z9	-	-
Earl Azimov 5603 Parkhaven Avenue Cote St-Luc, QC, Canada H4W 1X2	-	-
Micheal Seltzer 10101 Collins Ave., Pent. #14 Bal Habour, FL 33514	-	-
All Executive officers and directors as a group (five persons)	3,290,945 (12)	62%

  Computed on the basis of 1,285,200 shares of Common Stock and, with respect to those persons holding shares of Series B Convertible Redeemable Preferred Stock, warrants or options to purchase Common Stock exercisable within sixty (60) days, the number of shares of common stock that are issuable upon the exercise thereof.

2) Includes 37,500 shares of common stock held by Amgo Investments, Inc, a company controlled by David Mars and Stephen Altro ("Amgo"), 57,142 shares and warrants held by 136012 Canada Inc., 57,142 shares and warrants held by 2884330 Canada Inc., and 108,858 shares and warrants held by Mr. Mars, in addition to 12,188 shares of Common Stock issuable upon exercise of stock options held by Mr. Mars and 395,000 shares and 1,185,000 warrants to purchase Common Stock issuable upon conversion of our Series B Convertible Redeemable Preferred Stock. Mr. Mars' interest in Amgo is owned of record by 2884330 Canada Inc., a privately held corporation controlled by Mr. Mars, and of which his wife and children are the only other stockholders. Mr. Mars disclaims beneficial ownership of 18,750 shares of common stock owned by Amgo and beneficially owned by Mr. Altro.

  Includes 37,500 shares of common stock held by Amgo, 75,714 shares and warrants held by 2870304 Canada Inc., 75,714 shares and warrants held by 136011 Canada Inc., and 6,000 shares and warrants held by Mr. Altro, in addition to 12,188 shares of Common Stock issuable upon exercise of stock options held by Mr. Altro and 200,000 shares and 600,000 warrants to purchase Common Stock issuable upon conversion of our Series B Convertible Redeemable Preferred Stock. Mr. Altro's interest in Amgo is owned of record by 2870304 Canada Inc., a privately-held corporation controlled by Mr. Altro, and of which his wife and children are the only other stockholders. Mr. Altro disclaims beneficial ownership of 18,750 shares of common stock owned by Amgo and beneficially owned by Mr. Mars. Mr. Altro is a director of Grand.

  Includes options to purchase 12,500 shares of common stock. Mr. Nissim's holdings of 335,963 shares is held indirectly through Knox Security Engineering Corp. and Ark Foundation LLC.

5) Represents currently exercisable options to purchase 37,500 shares of common stock and 75,000 shares and 225,000 warrants to purchase Common Stock issuable upon conversion of our Series B Convertible Redeemable Preferred Stock.

  Includes 42,500 shares and 42,500 warrants and 57,500 shares and 172,500 warrants to purchase Common Stock issuable upon conversion of our Series B Convertible Redeemable Preferred Stock.

  Includes 42,500 shares and 42,500 warrants and 57,500 shares and 172,500 warrants to purchase Common Stock issuable upon conversion of our Series B Convertible Redeemable Preferred Stock.

  Includes 42,500 shares and 42,500 warrants and 52,500 shares and 157,500 warrants to purchase Common Stock issuable upon conversion of our Series B Convertible Redeemable Preferred Stock.

  Includes 42,500 shares and 42,500warrants and 52,500 shares and 157,500 warrants to purchase Common Stock issuable upon conversion of our Series B Convertible Redeemable Preferred Stock.

  Includes warrants to purchase 55,000 shares of common stock issuable to Akin Bay Company LLC pursuant to that certain Warrant Agreement dated August 1999, and options to purchase 1,250 shares of common stock issued pursuant to our Stock Option Plan. Mr. Rybakoff is the controlling member of Akin Bay.

  Includes options to purchase 37,250 shares of Common Stock .

12) See Footnotes (1) - (11).

DIRECTORS AND DIRECTOR NOMINEES

Set forth below is the name, age, principal occupation during the past five years and other information concerning each director and nominee. The information presented with respect to each director nominee has been furnished by that person.

Name	Age	Director Since
Elliot Bier	52	July 1993
Stephen Altro	64	July 1993
David Mars	64	July 1993
James B. Rybakoff	35	May 1996
Micheal Kron	39	-
Earl Azimov	40	-
Micheal Seltzer	52	-

Elliot L. Bier has been a practicing attorney in Montreal for the last 24 years. He has been a senior partner in Adessky Poulin, the Company's Canadian legal counsel for the last 10 years. Since November 16, 2000, Mr. Bier has served as Chairman of the Company. Since May 2001, Mr. Bier has served as the Chief Operating Officer of Polystar Inc., a Montreal-based plastics company.

Stephen Altro has held executive positions with Grand Canada, the Company's Canadian operating subsidiary, for over 41 years. From July 20, 1993 to June 30, 2000, Mr. Altro served as Chairman, President and Chief Executive Officer of the Company. Mr. Altro co-founded Grand Canada with David Mars in 1961.

David Mars has held executive positions with Grand Canada for over 41 years. From July 20, 1993 to June 30, 2000, Mr. Mars served as Vice-Chairman of the Company. Mr. Mars co-founded Grand Canada with Stephen Altro in 1961.

James B. Rybakoff is also the President of Akin Bay Company, L.L.C., a NASD member investment bank and brokerage firm, which Mr. Rybakoff co-founded in 1990.

Michael Kron is co-founder and Chief Operating Officer of Miazzi Ventures Inc., an investment company located in Montreal Canada since 1992. Mr. Kron is a Canadian Chartered Accountant.

Earl Azimov is co-founder and Chief Executive Officer of Miazzi Ventures Inc., an investment company located in Montreal Canada since 1992. From 1992 to 1995, Mr. Azimov was President of Zellers Optical Centers.

Michael Seltzer is Chairman of Sam Seltzer Steak Houses of America since 1997. In February 2002, Mr. Seltzer accepted the position of President Sam Seltzer Steak Houses of America.

Directors are elected annually by the shareholders and hold office until the next Annual Meeting and until their respective successors are elected and qualified. Executive officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among any of our directors and executive officers.

Director Compensation

Directors who are also officers of the Company are not paid any compensation for attendance at directors' meetings or for attending or participating in any committee meetings but are eligible to participate in the Company's Stock Option Plan. Non-employee Directors of the Company are compensated for their services and attendance at meetings through the automatic grant of 125 options per quarter pursuant to the Company's Stock Option Plan. The exercise price of options granted to non-employees directors is the market price of the Company's common stock on the first day of each quarter.

Meetings of the Board of Directors

During the fiscal year ended December 31, 2000, the Board of Directors held six meetings and each of the Directors attended all of the meetings.

Audit Committee

The Audit Committee has consisted of two directors: Elliot L. Bier and James B. Rybakoff. Assuming the election of Micheal Kron, Earl Azimov and Micheal Seltzer to the Board of Directors, each of them will become a member of the Audit Committee replacing Messrs. Rybakoff and Bier. Members of the Audit Committee are not independent under the NASD rules. The Audit Committee (i) recommends to the Board the conditions, compensation and term of appointment of independent chartered accountants for the audit of our financial statements, (ii) reviews our examination reports prepared by regulatory authorities, and (iii) provides the Board with such assistance as is necessary with respect to our corporate and reporting practices. The Audit Committee may also from time to time confer with the auditors to exchange views relating to the scope and results of the audit. The Audit Committee operates through a written charter, which was attached as an exhibit to the Company's Proxy Statement used in connection with its 2001 Annual Meeting of Stockholders. During the fiscal year ended December 31, 2001, the Audit Committee did not hold any meetings, but took action by written consent two times. See "Audit Committee Report."

Compensation Committee

The Compensation Committee has consisted of two directors: Elliot L. Bier and James B. Rybakoff. Assuming the election of Micheal Kron, Earl Azimov and Micheal Seltzer to the Board of Directors, each of them will become a member of the Audit Committee replacing Messrs. Rybakoff and Bier. The Compensation Committee reviews and approves the compensation for our senior management, officers and directors. It also administers the Company's Stock Option Plan. During the fiscal year ended December 31, 2001, the Compensation Committee did not hold any meetings, but took action by written consent two times.

The Board of Directors does not have a standing nominating committee or one performing similar functions.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2001, Elliot L. Bier and James B. Rybakoff served as the members of our Compensation Committee. None of the members of our Compensation Committee was, during the fiscal year ended December 31, 2001, one of our officers or employees, or one of our former officers. Other than as described in the preceding sentence, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

Certain Business Relationships and Related Transactions

Grand Toys (H.K.), an affiliate of the Company owned by Mr. Altro and Mr. Mars, assists the Company in obtaining competitive sourcing in the Orient. All transactions of Grand Toys (H.K.) are performed on behalf of the Company at cost. The dollar value of the transactions were $ 155,000 for the period of December 17, 1999 to March 31, 2001.

In March 2001, David Mars and Stephen Altro purchased common stock in the private sale of the Company's stock. David Mars invested $131,000 and received 93,571 shares at $0.35 each and 93,571 warrants at $0.53 each. Stephen Altro invested $106,000 and received 75,714 shares at $0.35 each and 75,714 warrants at $0.53 each.

During fiscal 2000 and 1999, David Mars and Stephen Altro received the following Annual Compensation (1):
	Fiscal Year ended December 31, 2000	Fiscal Year ended December 31, 1999 (2)

David Mars	$ 142,000	$ 241,000
Stephen Altro	148,000	258,000

  Annual Compensation includes Salary, Bonus, and Other Compensation.
  During 1999, 11,688 options were awarded to Mr. Mars and Mr. Altro.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers

Our executive officers are:

R. Ian Bradley	President and Chief Executive Officer

Tania M. Clarke	Executive Vice President and Chief Financial Officer

Mr. Bradley, 56 years old, has served as President and Chief Executive Officer of Company and Grand Toys Ltd. since January 16, 2001. Mr. Bradley has extensive experience in the toy and retailing industries, having served in various executive positions with Mattel Canada Inc. from 1983 to 1997, where he was President from 1990 to 1997, and as Vice President Finance & Administration of Dylex Limited, a leading Canadian retailer, from 1999 to 2000. During 1998, Mr. Bradley was a consultant for Dylex Limited and Baldwin Paper. From August 2000 to January 2001, he was Chief Financial Officer of Forbes Meditech, a biotech company located in Vancouver, Canada.

Tania M. Clarke, 34 years old, has served as the Executive Vice-President and Chief Financial Officer of the Company and Grand Canada since December 4, 2000, and has been employed by the Company and its subsidiaries in various other financial capacities since May 3, 1993. Ms. Clarke held the positions of Assistant-Controller and Controller prior to accepting the position of Executive Vice-President and Chief Financial Officer at the Company. Prior thereto, Ms. Clarke was employed by KPMG LLP, as an external auditor for 3 years. Ms. Clarke is a Canadian Chartered Accountant and a U.S. Certified Public Accountant.

Key Employees

Our management, although not executive officers, regards the following persons, as key employees:

Robert Herbst has been the Vice-President of Operations of Grand Canada. Prior thereto, Mr. Herbst worked at the Company in various capacities for 26 years.

Terry Maddison has been the Director of Sales for Grand Canada since October 1, 2001. Prior thereto Mr. Maddison worked at Tucker Plastics and the Home Depot.

Debora Rankin has been the Director of Marketing for Grand Canada since January 28, 2002. Prior thereto, Ms. Rankin held marketing and product development positions at Chieftan Products Inc., Mattel Canada, Beamscope Inc. and Black & Decker Limited, and retail experience at Sears Canada.

Executive Compensation

The following table summarizes certain information regarding compensation awarded, paid or accrued by the Company for the fiscal years ended December 31, 1999, 2000 and 2001, respectively, to Ian Bradley who was the only person to serve as the Company's Chief Executive Officer during the year ended December 31, 2001. No other executive officer or key employee who served in such capacity at December 31, 2001 had total annual salary and bonus for the year ended December 31, 2001, 2000 and 1999 in excess of $100,000.

Summary Compensation Table

	Annual Compensation				Long-term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)

Ian Bradley	2001	112,051(2)	-	10,500(3)	37,500	-
Chief Executive	2000	-	-	-	-	-
Officer and	1999	-	-	-	-	-
President (1)

  Mr. Bradley joined the Company on January 16, 2001.

  Such amounts are based upon an exchange rate Canadian $1.55 to United States $1.00 (the exchange rate on December 31, 2001).

  Other annual compensation for Mr. Bradley consists of $6,000 for car benefits and $4,500 disability insurance.

The following table sets forth further information regarding the stock option grants during fiscal 2001 to the officers named in the Summary Compensation Table above.

Option Grants in 2001
Name	Options Granted (#)	% of Total Options Granted to Employees	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for 10 year Option Term
					5% ($)	10% ($)
Ian Bradley	37,500	22.0%	$2.50	January 2011	20,250	43,500

All of the Options granted during 2001 were granted independent of our Stock Option Plan.

Aggregated Option Exercises in Fiscal Year 2001 and Option Values as of December 31, 2001

Mr. Bradley did not exercise any options during the year ended December 31, 2001.

The following table provides information about stock option exercises by the Named Executive Officers during fiscal year 2001 and stock options held by each of them at fiscal year-end. Values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our common stock as of December 31, 2001, as determined by the closing price of our Common Stock on that date as reported by NASDAQ.

Name	Shares Acquired On Exercise (#)	Value Realized $(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options At Fiscal Year-End ($)
			Exercisable	Unexercisable	Exercisable (2)	Unexercisable
Ian Bradley	-	-	37,500	-	$93,750	-

  Closing stock price on December 31, 2001 was $2.99.

Employment Agreements

Except for stock option agreements, the Company does not currently have any agreements with its executive officers regarding the terms of their employment.

Compensation Committee Report on Executive Compensation

General. The Compensation Committee is composed of non-employee Directors who review recommendations as to senior executive officer compensation which, upon the approval of the Compensation Committee, are submitted to the Board of Directors. The members of the Compensation Committee also administer the Stock Option Plan of the Company under which options have been granted on a discretionary basis to senior executive officers. The Compensation Committee's overall compensation policy applicable to executive officers is to provide a compensation package that is intended to attract and retain qualified executives for us and to provide them with incentives to achieve our goals and increase shareholder value. The Compensation Committee implements this policy through salaries, bonuses, stock options, a retirement savings plan, and employment agreements and miscellaneous personal benefits.

CEO Compensation. Mr. Bradley is employed as Chief Executive Officer and President, and has agreed to devote his full time and efforts to our business. We agreed to pay Mr. Bradley a base salary of Canadian $182,500 (approximately U.S. $118,000 as of December 31, 2001).

Salaries. The Compensation Committee's policy is to provide salaries (i) that are approximately at the median of the salaries paid to similar executive officers in similar companies, adjusted in the Compensation Committee's subjective judgment to reflect differences in duties of the officers and differences in the size and stage of development of the companies, in order to attract and retain qualified executives and (ii) that compensate individual employees for their individual contributions and performance.

The Compensation Committee determines comparable salaries paid by other companies similar to us through its subjective evaluation of its members' knowledge of salaries paid by other companies, salary requests of individuals interviewed by us for open positions and recommendations of management.

Bonuses. The Compensation Committee's policy is to recommend bonuses that compensate executive officers for achieving our goals. In addition, the Compensation Committee's policy is to pay discretionary bonuses, determined near the end of the fiscal year, to compensate executive officers for performance or achievements during the fiscal year not covered by bonuses paid earlier in the year.

Stock Options. The Compensation Committee's policy is to award stock options to each of our officers, employees and directors in amounts reflecting the participant's position and ability to influence our overall performance, determined based on the Committee's subjective judgment after reviewing the number of options previously granted to such person, the number of options granted to persons in similar positions both with us and at other companies deemed comparable to us (based on the members' knowledge of options granted by other companies), the number of options remaining available for grant and management's recommendations.

Options are intended to provide participants with an increased incentive to make contributions to our long-term performance and growth, to join the interests of participants with the interests of our shareholders and to attract and retain qualified employees. The number of options granted to an executive in 2001 were granted as an inducement for employment.

The Compensation Committee's policy is to grant options with a term of ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Such options only provide compensation if the price of the underlying shares increases. The Committee's policy is also to provide new executives with options to attract them to us based on negotiations with new executives, management's recommendations and the Committee's subjective judgment primarily after reviewing the number of options granted to similar executives.

Generally, the Compensation Committee reserves the right to pay compensation to our executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes. Options granted to executives in fiscal 1997 are potentially subject to limits on permitted federal income tax deductions upon exercise of such options, including under current treasury regulations concerning the $1,000,000 cap on executive compensation deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee determined to recommend the grants of options to executives in July 1997 despite such options potentially being subject to the $1,000,000 cap on executive compensation. The Committee determined that such grants were more important to us than the potential loss of related compensation deductions upon exercise of the options.

Retirement Savings Plan. We have adopted a group retirement savings plan for our Canadian employees. We contribute to this plan the lesser of (a) 50% of the employee's contribution to this plan; (b) 3% of the employee's gross earnings; or (c) Canadian $3,000 per employee. During the year ended December 31, 2001, we contributed approximately $17,000 to the plan.

Employment Agreements and Miscellaneous Personal Benefits. The Compensation Committee's policy has been to have employment agreements with each of its executive officers to provide them with specified minimum positions, periods of employment, salaries, fringe benefits and severance benefits, although there are no agreements at this time. These benefits are intended to permit the executive officer to focus his attention on performing his duties to us, rather than on the security of his employment, and to provide the officer with benefits deemed by the Compensation Committee to be suitable for the executive's office.

This report is provided in accordance with federal securities law requirements and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company or its subsidiaries.

By the Compensation Committee

James B. Rybakoff

Elliot L. Bier

Performance Graph

The following graph tracks an assumed investment of $100 on the last trading day of the calendar year indicated below in our Common Stock, the NASDAQ Stock Market and the NASDAQ Non-Financial Stocks sector, assuming full reinvestment of dividends. Past performance is not necessarily indicative of future performance.

Section 16(a) Beneficial Ownership Reporting Compliance

The directors and executive officers of the Company, and the owners of more than ten (10%) percent of the Company's outstanding Common Stock, are required to file reports with the Securities and Exchange Commission and with NASDAQ, reporting changes in the number of shares of the Company's Common Stock beneficially owned by them and provide the Company with copies of all such reports.

Based solely on its review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all reports were timely made for the year ended December 31, 2001, with the following exception: Elliot Bier, Chairman, Secretary and a Director, filed a form 4 transaction late, covering the grant of options to purchase 36,000 shares of Common Stock and Stephen Altro failed to file a Form 4 reporting the sale of 6,250 shares during November 2001..

Audit Committee Report

The Audit Committee of the Board of Directors of the Company is composed of two non-employee directors. The Audit Committee operates under a written charter adopted by the Board of Directors, and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Elliot L. Bier and James B. Rybakoff. Each year, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has held discussions with management and KPMG LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of KPMG LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

KPMG LLP also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence. The Audit Committee further considered whether the provision by KPMG LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors' independence.

Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended the selection of KPMG LLP as the Company's independent auditors for 2002, subject to stockholder ratification.

AUDIT COMMITTEE

Elliot C. Bier

James B. Rybakoff

OVERVIEW OF PROPOSALS

This Proxy Statement contains four proposals requiring shareholder action. Proposal No. 1 requests the election of seven directors to the Company's Board. Proposal No. 2 requests that the shareholders approve the issuance of 915,000 shares of Common Stock and 2,745,000 shares of Common Stock issuable upon exercise of warrants upon the conversion of 915,000 shares of Series B Convertible Redeemable Preferred Stock issued in December 2000, which issuance would represent more than 20% of our total Common Stock outstanding; Proposal No. 3 requests ratification to the Company's Amended and Restated Stock Option Plan to increase the number of shares reserved for issuance thereunder by 150,000 shares. Proposal No. 4 requests ratification of the appointment of the Company's independent auditors.

PROPOSAL NO. 1

Election Of Directors

The election of Directors will be by a plurality vote which means that the seven nominees for directors receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Pursuant to our By-laws, the number of directors constituting the full Board of Directors is determined from time to time by the Board of Directors or by the stockholders at any meeting. The number of Directors is currently fixed by the Board at seven.. At the Annual Meeting, action will be taken to elect a Board consisting of the four incumbent directors, Stephen Altro, David Mars, Elliot L. Bier and James B. Rybakoff and the following director nominees: Micheal Kron, Earl Azimov and Micheal Seltzer. All directors will serve until the next Annual Meeting of Shareholders and until their respective successors shall be duly elected and shall qualify.

Each of the incumbent directors and each other nominee has consented to be named a nominee in this Proxy Statement and to serve as a director if elected. It is the intention of the persons named in the accompanying form of proxy, unless shareholders otherwise specify by their proxies, to vote for the election of the nominees named below. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director. Should any of the nominees be unable or unwilling to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors or the Board of Directors may be reduced in accordance with our By-laws. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was selected as a director or officer.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION TO THE BOARD OF ALL NOMINEES NAMED ABOVE.

PROPOSAL 2

Approval Of The Issuance Of Common Stock In Excess Of 20% Of Our Total Common Stock Outstanding Upon The Conversion Of Series B Preferred Stock

This proposal is to approve the issuance of common stock upon the conversion of our Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock") held by certain investors. On December 20, 2001, in order to raise funds to enable us to continue operations, we issued and sold a total of 915,000 shares of Series B Preferred Stock at $1.00 per share for aggregate gross proceeds of $915,000 (the "Private Placement"). Pursuant to the terms of the Certificate of Designation for the Series B Preferred Stock, each share of Series B Preferred Stock automatically converts into one share of common stock and warrants to purchase three shares of Common Stock at an exercise price of $.01 per share immediately following stockholder approval of this proposal. Therefore, if this proposal is approved, the 915,000 shares of Series B Preferred Stock will automatically convert into an aggregate of 915,000 shares of common stock and warrants to purchase 2,745,000 shares of Common Stock. There were 1,285,200 shares of our common stock outstanding as of April 17, 2002. Accordingly, assuming the exercise of the warrants in full, the approval of the proposal will result in the issuance of shares representing approximately 74% of our outstanding common stock.

Because our common stock is listed on the Nasdaq National Market, we are subject to the NASD Marketplace Rules. Rule 4350(i)(1)(d) requires stockholder approval for any issuance of stock at a price below the market price where the amount of stock being issued equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. In Proposal 2, we are seeking approval to issue 3,660,000 shares of common stock upon conversion of the Series B Preferred Stock, representing approximately 74% of our voting stock at a price equivalent to $0.25 per share of common stock, which will be below the market price on the date of issuance.

Since the Series B Preferred Stock was issued and sold at $1.00 per share, and such holders are receiving one share of common and one warrant to purchase three shares of Common Stock at an exercise price of $0.01 per share of Series B Preferred Stock, the holders of Series B Preferred Stock are effectively receiving the common stock at a price of $0.25 per share.

Our common stock has been traded on the Nasdaq Small Cap Stock Market under the symbol "GRIN" since our initial public offering in 1993. The per share closing price of the common stock on December 19, 2001, the last practicable trading date before we closed the Private Placement, was $2.95. The per share closing price of the common stock on April 18, 2002, the last practicable trading date before the printing of this Proxy Statement, was $2.95.

Background to the Private Placement

We have been struggling in an increasingly challenging business environment to continue our operations and achieve positive cash flow. Market conditions have made these goals difficult to achieve. In these circumstances, we determined that we would not be able to reach our goals without the help of private investors or becoming part of a larger company. After extensive discussions over a long period of time with a variety of companies to consider potential mergers and various investors to consider other financing opportunities, we agreed to the Private Placement in order to raise the funds we need to continue operations and to achieve positive cash flow. On December 13, 2001, an independent special committee of our Board of Directors, comprised of Elliot Bier and James Rybakoff, unanimously approved the Private Placement, and their determination was ratified by the Board of Directors.

On January 5, 2001, the Company lost its credit facility with Mellon Bank N.A.. During the period of March to June 2001, the Company sought to obtain a new facility with several lenders, without success. In June 2001, the Company entered into a factoring agreement for its accounts receivable with a last-resort lender, at very high financing rates. In the fall of 2001, the Company revisited two of lenders it had approached in March, but again was refused. In October 2001, the Company added inventory and equipment financing to its factoring facility, again at an expensive financing rate. In December 2001, the Company sold convertible preferred shares and received $915,000. Without this inflow of cash, the Company would have been unable to purchase product and therefore meet it's customer order commitments.

Pursuant to the Private Placement, we issued and sold 915,000 shares of Series B Preferred Stock at $1.00 per share for aggregate gross proceeds of $915,000 to a total of nine investors, including several investors affiliated with the Company, as described below. As described above, the Series B Preferred Stock was effectively issued at a price equivalent to $0.25 per share of common stock, which we expect will be below the market price on the date of conversion. Due to the lack of alternatives and our urgent need of funds to continue operations, the Special Committee believed that it was in the best interests of the Company and the stockholders to agree to sell the Series B Preferred Stock at a discount.

The Series B Preferred Stock also has a liquidation preference equal to its original issuance price of $1.00 per share. In the event of any liquidation, dissolution or winding up of the Company (including a merger or consolidation of the Company in which the stockholders do not retain a majority of the voting power in the surviving corporation, or a sale of all or substantially all of the Company's assets), holders of Series B Preferred Stock will be entitled to receive an amount equal to $1.00 per share, or $915,000 in the aggregate, before any distribution is made to the holders of common stock.

In addition, if this Proposal 2 is not approved, and, accordingly, the shares of Series B Preferred Stock are not converted into common stock on or prior to January 10, 2003, the shares will be automatically redeemed on that date at the original issuance price of $1.00 per share, subject to the Company having legally available funds for such purchase. We would, therefore, be required to pay an aggregate amount of $915,000 to such holders. If this occurred, we would be unlikely to have sufficient funds available to make such payment, and, accordingly, might have to cease operations and liquidate our assets. Even if we did have sufficient funds to make such payment, we would lose the funds necessary for us to continue operations and be forced to seek funding from other sources and in the current economic environment, it may be very difficult for us to raise, on reasonable terms, adequate funding to continue our current business.

If this Proposal 2 is approved, all of the shares of Series B Preferred Stock will convert into common stock and warrants to purchase common stock, and all such rights, preferences and privileges will terminate and the former holders of Series B Preferred Stock will become holders of common stock with no special rights, preferences and privileges.

Registration Rights

Neither the issuance of the Series B Preferred Stock, the issuance of the common stock or warrants upon conversion of the Series B Preferred Stock nor the issuance of the shares issuable upon exercise of the warrants will be registered pursuant to the Securities Act of 1933 (the "Securities Act"), and, accordingly, such shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. However, we have agreed with the holders of the Series B Preferred Stock to file a registration statement with the SEC to register the resale of the common stock issuable upon conversion of the Series B Preferred Stock and the shares issuable upon exercise of the warrants.

Dilution

The issuance of the common stock upon the conversion of the Series B Preferred Stock will be severely dilutive to our existing stockholders that did not invest in the Private Placement and will increase the ownership percentage of the existing stockholders that invested in the Private Placement. The following table summarizes the potential dilutive effect on our stockholders that did not invest in the Private Placement compared to the increase in ownership by the holders of Series B Preferred Stock we were to issue the 915,000 shares of common stock upon conversion of the Series B Preferred Stock and the 2,745,000 shares upon exercise of the warrants.

	Percentage of Company Common Stock
	Excluding Common	Including Common
	Stock Issuable Upon	Stock Issuable Upon
	Conversion of the Series	Conversion of the Series
	B Preferred Stock (1)	B Preferred Stock (2)
Series B Preferred Stockholders:
David Mars	20%	35%
Stephen Altro	15%	19%
Livescore Finance Co. Ltd.	6%	6%
Robenham Inc.	6%	6%
Faxfleet Holdings Ltd.	6%	6%
Spellord Inc.	6%	6%
R. Ian Bradley	3%	6%

  The listed percentages are based on 1,285,200 shares of common stock outstanding as of December 31, 2001.
  The listed percentages assume that 4,945,200 shares of common stock were outstanding as of December 31, 2001 by giving effect to the issuance of 3,660,000 shares of common stock upon conversion of the Series B Preferred Stock.

Reasons for Approval of Issuance of the Common Stock

The Private Placement provided funds necessary for us to continue operations. If this Proposal 2 is not approved before December 31, 2002, and the shares of Series B Preferred Stock are not converted into common stock, we are required to redeem the shares on or before January 10, 2003, at a price equal to the Stated Value per share. Even if we did have sufficient funds to make such payment, we would lose the funds necessary for us to continue operations and be forced to seek funding from other sources, and in the current economic environment, it may be very difficult for us to raise, on reasonable terms, adequate funding to continue our current business.

Vote Required and Board of Directors' Recommendation

Once a quorum is present, the affirmative vote of a majority of our common stock of the Company present in person or represented by proxy voting at the Meeting is required for approval of the issuance of 915,000 shares of our common stock upon conversion of the Series B Preferred Stock and the 2,745,000 shares of common stock issuable upon exercise of the warrants issuable upon conversion of the Series B Preferred Stock.

EACH OF THE BOARD OF DIRECTORS AND THE INDEPENDENT SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS CONSIDERS THE ISSUANCE OF THE SHARES CONTEMPLATED BY PROPOSAL 2 TO BE IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

PROPOSAL 3

Approval Of An Amendment To The Amended And Restated 1993 Stock Option Plan

Our Board of Directors proposes that you approve an amendment to our Amended and Restated 1993 Stock Option Plan. The following is a fair and complete summary of the plan as proposed to be amended. This summary is qualified in its entirety by reference to the full text of the plan which appears as Exhibit A to this document.

The Board of Directors has adopted, subject to shareholder approval, an amendment to the plan to (i) extend the term of the plan, which would under its current terms terminate on June 29, 2003 to December 13, 2011 and (ii) reserve a total of 300,000 shares of Company common stock for issuance under the terms of the plan as extended.

Under the current terms of the plan, approximately 15,408 shares remain available for granting options. The need for additional shares is a result of the Company's policy of providing an opportunity to its employees to acquire, through the grant of stock options, the right to share in the success of the Company and to grant options to non-employee directors of the Company as consideration for their services and for attending meetings of the Board of Directors. The Company believes that its continued ability to provide such incentives to the Company's employees and non-employee directors will enable the Company to attract and retain employees and non-employee directors with outstanding abilities. This will also assist the Company in continuing its policy of providing compensation to its employees that is more closely related to the performance of the Company.

Summary of the Plan

The plan provides for the granting of options that are intended to qualify either as incentive stock options within the meaning of section 422 of the Internal Revenue Code or as non-statutory stock options that are not intended to meet the requirements of such section. All employees and non-employee directors of the Company are eligible to participate in the plan. As of April 19, 2002, all 2 non-employee directors and approximately 40 employees are eligible to participate in the plan. Under the terms of the plan, incentive stock options may be granted only to key employees of the Company while non-statutory stock options may be granted to all employees and non-employee directors of the Company.

The plan is administered by the Stock Option Committee which has full discretionary authority, subject to certain restrictions, to determine the number of shares for which options may be granted, as well as the individuals to whom, the times at which and the exercise price for which options will be granted. The plan, however, provides that non-employee directors will receive automatic grants of nonqualified options to purchase 125 shares four times each year. All non-employee director grants are fully vested upon grant and have a term of ten years. In the event of certain changes in the common stock of the Company, appropriate adjustments will be made by the Stock Option Committee in the aggregate number of shares available under the plan and in the number of shares and exercise price subject to outstanding options.

The exercise price for all incentive stock options granted under the plan must be at least equal to the fair market value of such shares on the date of grant, or in the case of incentive stock options granted to a holder of 10% or more of the Company's common stock, at least 110% of the fair market value of such shares on the date of grant. As of April 18, 2002 the fair market value of a share of common stock, determined by the last sale price per share of common stock on such date, as quoted on the Nasdaq Small-Cap Market, was $2.95.

The maximum exercise period for which incentive stock options may be granted is ten years (five years in the case of an individual owning more than 10% of the Company's common stock). The aggregate fair market value, determined as of the date of grant, of shares with respect to which incentive stock options are first exercisable by the holder of the option during any calendar year shall not exceed $100,000. If such amount exceeds $100,000, the Stock Option Committee may, when the options are exercised and the shares are transferred to the optionee, designate those shares which will be treated as incentive stock options and those which will be treated as non-statutory stock options.

If an employee terminates employment with the Company voluntarily or for "cause," the options will terminate at the same time. If the employee terminates for any other reason besides death, disability, or for "cause," the employee may exercise the option within three months after termination. If an option holder terminates employment due to death or disability, the option will be exercisable for one year after such termination of employment. If the services of a non-employee director are terminated by the Company for "cause," the non-employee director's options will terminate at the same time. If a non-employee directors services terminate for any other reason, the he or she may exercise his or her options within three years of such termination.

Because participation and the types of awards available for grant under the plan are generally subject to the discretion of the Stock Option Committee, the benefits or amounts that any participant or groups of participants may receive under the plan, other than the automatic grants to non-employee directors each calendar quarter as described above, are not currently determinable. As a group, non-employee directors will receive, in the current fiscal year, options to purchase shares as provided in the table below, assuming that the Company continues to have only two non-employee directors on its Board through the end of the current fiscal year:
New Plan Benefits Table
Grand Toys International, Inc.
Amended and Restated 1993 Stock Option Plan
Name of Position	Number of Units

R. Ian Bradley, CEO	0*
Executive Group	0*
Non-Executive Director Group	1,000
Non-Executive Officer Employee Group	0*

* Benefits or amounts are subject to discretion and, therefore, not currently determinable.

The plan may be amended or terminated at any time by the Board of Directors, however, any amendment increasing the number of shares of common stock reserved to the plan must be approved by the affirmative vote of a majority of the shareholders. In addition, the provisions regarding automatic grants of options to non-employee directors may not be amended more than once every six months other than to comply with changes in applicable laws.

Federal Income Tax Consequences

The following is a general summary of the current United States federal income tax treatment of stock options based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

Non-statutory Stock Options

Upon the grant of a non-statutory stock option, the optionee will not recognize any income for tax purposes. Upon the exercise of a non-statutory stock option, the optionee will recognize ordinary income equal to the excess (if any) of the fair market value of the shares received at the time of exercise over the exercise price. The Company will be entitled to a tax deduction at the same time and in the same amount as the optionee realizes such income. Any amount that an optionee is required to include in ordinary income will be treated as compensation income taxable as ordinary income. The optionee will have the obligation of making provisions acceptable to the Company for the payment of the withholding taxes upon the exercise of a non-statutory stock option. Upon the sale of the shares received pursuant to the exercise, the optionee will recognize capital gain or loss measured by the difference between the amount realized on the sale and the fair market value of the shares at the time of exercise of the option. Such capital gain or loss will be short-term or long-term, depending upon the length of time the shares were held by the optionee.

Incentive Stock Options

Under section 422 of the Internal Revenue Code, an employee does not recognize income at the time of the grant or exercise of an incentive stock option, except as provided below.

In order to qualify for the beneficial tax treatment under section 422 of the Internal Revenue Code, an optionee may not dispose of the common stock acquired upon the exercise of an incentive stock option within two years of the date of the grant of the option or within one year after he or she exercises the option. Upon the sale of the shares in compliance with the holding period rules, the optionee will recognize capital gain or loss measured by the difference between the amount realized on the sale and the price paid for the shares. Should an optionee fail to comply with the holding periods, his or her gain on the sale of the shares will be treated as ordinary income to the extent of the excess of the fair market value of the shares at the time of exercise over the exercise price. The Company will be allowed a deduction at the time of sale in the amount of the ordinary income realized by the optionee. The balance of any gain realized will be treated as long-term or short-term gain, depending upon the length of time the shares were held by the optionee.

If shares acquired by the exercise of an incentive stock option are sold prior to satisfying the holding period rules, at a price less than the fair market value of such shares at exercise, the optionee's ordinary income (and the Company's deduction) will not exceed the excess of the amount realized on such sale over the exercise price.

Since the "spread" on exercise of an incentive stock option (i.e., the excess of the fair market value of the shares at the time of exercise over the exercise price) constitutes an item of tax preference for purposes of the alternative minimum tax, under certain circumstances, the exercise of an incentive stock option will result in a tax at the time of exercise of the option. However, a credit against regular tax (but not alternative minimum tax) is allowed in the year of the sale of the shares for alternative minimum tax attributable to the spread paid in prior years. Also in determining alternative minimum tax for the year of sale of the shares acquired upon the exercise of an incentive stock option, only the excess of the sale price over the fair market value of the shares on the date of exercise is included in alternative minimum income.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON OR BY PROXY AND ENTITLED TO VOTE WILL BE NECESSARY FOR SHAREHOLDER APPROVAL OF THE AMENDMENT. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN.

PROPOSAL 4

ratification of the appointment of independent chartered accountants

KPMG LLP served as our independent auditors during 2001. Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors selected KPMG LLP as our principal independent auditors to audit the Company's accounts for the year ending December 31, 2002, subject to ratification by the shareholders.

Audit Fees. The aggregate fees for professional services rendered by KPMG LLP in connection with its audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2001 fiscal year was approximately $ 81,452.

Financial Information Systems Design and Implementation. The Company incurred no expense in respect of professional services rendered by KPMG LLP relating to designing, implementing managing and/or operating the Company's information systems or local area network for the 2001 fiscal year.

All Other Fees. The aggregate fees for professional services rendered by KPMG LLP relating to all other non-audit services, including tax-related services for the 2001 fiscal year was approximately $3,185.

A representative of KPMG LLP is expected to be present at the meeting and to be available to respond to appropriate questions. The representative also will have an opportunity to make a statement if he or she chooses.

Vote Required and Board of Directors' Recommendation

Once a quorum is present, the affirmative vote of a majority of our common stock of the Company present in person or represented by proxy voting at the Meeting is required for ratification of the appointment of KPMG LLP.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

OTHER MATTERS

Our 2001 Annual Report is being mailed to shareholders contemporaneously with this Proxy Statement. We know of no other matters to be brought before the Annual Meeting. If other matters should properly come before the Annual Meeting, proxies will be voted on such matters in accordance with the best judgment of the persons appointed by the proxies.

We will bear all costs in connection with the solicitation of proxies for the Annual Meeting. We intend to request brokerage houses, custodians, nominees and others who hold stock in their names to solicit proxies from the persons who own stock, and such brokerage houses, custodians, nominees and others will, at their request, be reimbursed for their out-of-pocket expenses and reasonable clerical expenses. In addition to the use of the mails, solicitation may be made by our employees personally or by mail or telephone to the extent necessary in order to assure sufficient representation. No outside proxy solicitation firm is expected to be employed by us in respect of the Annual Meeting as of the date of this Proxy Statement.

Shareholder Proposals for the 2002 Annual Meeting

Shareholder proposals for the 2002 Annual Meeting must be received by us at our principal executive offices set forth above not later than January 1, 2003 in order to be included in our proxy materials.

By Order of the Board of Directors,

Elliot Bier

Secretary

Dated: May 1, 2002

PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY

EXHIBIT A

GRAND TOYS INTERNATIONAL, INC.

AMENDED AND RESTATED

1993 STOCK OPTION PLAN

(as amended and restated December 13, 2001)
  Purpose of the plan. The Grand Toys International, Inc. Amended and Restated 1993 Stock Option Plan (the "Plan") is intended to advance the interests of Grand Toys International, Inc. (the "Company") by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging and enabling employees to acquire proprietary interests in the Company, and by providing the participating employees with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of "Options" (which term as used herein includes both "Incentive Stock Options" and "Nonstatutory Stock Options," as later defined), to qualified employees. In addition, the Plan also provides for the granting of "Nonstatutory Stock Options" to all non-employee Directors of the Company, as consideration for their services and for attending meetings of the Board of Directors.
  Administration. The Plan shall be administered by a committee (the "Committee") consisting of at least two (2) Directors chosen by the Board of Directors, each of which is a "disinterested person" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as herein specifically provided, the interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan, except as otherwise provided by law.
  Shares subject to the Plan. The stock subject to grant under the Plan shall be shares of the Company's common stock, $.001 par value (the "Common Stock"), whether authorized but unissued or held in the Company's treasury or shares purchased from shareholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed three hundred thousand (300,000) shares, subject to adjustment in accordance with the provisions of Section 13 hereof. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under this Plan.
  Stock Option Agreement. Each Option granted under the Plan shall be authorized by the Committee and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and by the person to whom such Option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.
  Discretionary Grant Participation. The class of persons which shall be eligible to receive discretionary grants of Options under the Plan shall be all key employees (including officers) of either the Company or any subsidiary corporation of the Company. Such persons shall be entitled to receive (i) Incentive Stock Options, as described in Section 7 hereafter and (ii) Nonstatutory Stock Options, as described in Section 8 hereafter. The Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the employees of the Company or its subsidiary corporations to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Committee may deem relevant.
  Non-Employee Director Participation. On January 1st, April 1st, July 1st and October 1st of each year during the term of the Plan, commencing with January 1, 1994, non-employee Directors of the Company then serving in such capacity, shall each be granted an Option to purchase 125 shares of the Company's Common Stock. The option price of the shares subject to such Options shall be the fair market value (as defined in Section 7 (f) hereafter) of the Company's Common Stock on the date such Options are granted. All of such Options shall be Nonstatutory Stock Options, as described in Section 8 hereafter. The Options granted pursuant to this Section 6 shall vest immediately upon grant and shall be exercisable for a period of ten (10) years.
  Incentive Stock Options. The Committee may grant Options under the Plan which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code) (such an Option referred to herein as an "Incentive Stock Option"), and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by Section 422 of the Code:
    No Incentive Stock Option shall be granted to individuals other than key employees of the Company or of a subsidiary corporation of the Company.
    Each Incentive Stock Option under the Plan must be granted prior to December 12, 2011, which is within ten (10) years from the date on which the Board of Directors adopted the amended and restated Plan.
    The option price of the shares subject to any Incentive Stock Option shall not be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.
    No Incentive Stock Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Plan shall be subject to earlier termination as expressly provided in Section 11 hereof.
    For purposes of determining stock ownership under this Section 7, the attribution rules of Section 425 (d) of the Code shall apply.
    For purposes of the Plan, fair market value shall be determined by the Committee and, if the Common stock is listed on a national securities exchange or traded on the Over-the-Counter market, the fair market value shall be the closing price of the Common Stock on such exchange, or on the Over-the-Counter market as reported by the National Quotation Bureau, Incorporated, as the case may be, on the day on which the Option is granted or on the day on which a determination of fair market value is required under the Plan, or, if there is no trading or closing price on that day, the closing price on the most recent day preceding the day for which such prices are available.

  Nonstatutory Stock Options. The Committee may grant Options under the plan which are not intended to meet the requirements of Section 422 of the Code, as well as Options which are intended to meet the requirements of Section 422 of the Code, but the terms of which provide that they will not be treated as Incentive Stock Options (referred to herein as a "Nonstatutory Stock Option"). Nonstatutory Stock Options which are not intended to meet these requirements shall be subject to the following terms and conditions:
    A Nonstatutory Stock Option may be granted to any person eligible to receive an Option under the Plan pursuant to Section 5 hereof, except that no such Option may be granted to any person who owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or its parent or subsidiary corporation.
    Persons eligible to receive Nonstatutory Stock Options pursuant to Section 6 hereof are granted Options automatically under the Plan, without any determination by the Committee.
    Subject to the price provisions of Section 6 hereof, the option price of the shares subject to a Nonstatutory Stock Option shall be determined by the Committee, in its absolute discretion, at the time of the grant of the Nonstaturory Stock Option.
    Subject to the provisions of Section 6 hereof, a Nonstatutory Stock Option granted under the Plan may be of such duration as shall be determined by the Committee (not to exceed 10 years), and shall be subject to earlier termination as expressly provided in Section 11 hereof.
  Rights of Option Holders. The holder of any Option granted under the Plan shall have none of the rights of a shareholder with respect to the shares covered by his Option until such shares shall be issued to him upon the exercise of his Option.
  Transferability. No Option granted under the Plan shall be transferable by the individual to whom it was granted otherwise than by Will or the laws of decent and distribution, and, during the lifetime of such individual, shall not be exercisable by any other person, but only by him.
  Termination of Employment or Death.
    If the employment of an employee by the Company or any subsidiary of the Company shall be terminated voluntarily by the employee or for cause, then his Options shall expire forthwith. Except as provided in subsections (b) and (c) of this Section 11, if such employment or services shall, terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (e) of this Section 11. For purposes of the Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization, etc., shall not be considered to have terminated his employment.
    If the holder of any Options under the Plan dies (i) while employed by the company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may, subject to the provisions of subparagraph (e) of this Section 11, be exercised by the estate of the employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within one (1) year after such death.
    If the holder of any Options under the Plan ceases employment because of permanent and total disability (with the meaning of Section 22 (e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may, subject to the provision of subparagraph (e) of this Section 11, be exercised at any time within one (1) year after his termination of employment due to this disability.
    If the services of a non-employee Director of the Company shall be terminated by the Company for cause, then his options shall expire forthwith. If such services shall terminate for any other reason (including the death or disability of a non-employee Director), then such Options may be exercised at any time within three (3) years after such termination, subject to the provisions of subparagraph (e) of this Section 11. In the event of the death of non-employee Director, his Options may be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such non-employee Director at any time within three (3) years after such death.
    An Option may not be exercised pursuant to this Section 11 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of Directorship, or death, and in any event may not be exercised after the expiration of the Option.
    For purposes of this Section 11, the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, of longer, so long as his right to reemployment is guaranteed either by statute or by contract.
  Exercise of Options.
    Unless otherwise provided in the Stock Option Agreement, any Option granted under the Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Committee, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any option granted under the Plan shall be subject (i) to such condition or conditions as it may impose, including but not limited to, a condition that the holder thereof remain in the employ or service of the Company or a subsidiary corporation of the company for such period or periods of time from the date of grant of the Option, as the Committee, in its absolute discretion, shall determination; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000). In addition, in the event that under any Stock Option Agreement the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds One Hundred Thousand Dollars ($100,000) the Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

    An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of his check payable to the order of the Company; provided, however, that notwithstanding the foregoing provisions of this Section 12 or any other terms, provisions or conditions of the Plan, at the written request of the optionee and upon approval by the Board of Directors or the Committee, shares acquired pursuant to the exercise of any Option may be paid for in full at the time of exercise by the surrender of shares of Common Stock of the company held by or for the account of the optionee at the time if exercise to the extent permitted by subsection (c) (5) of Section 422 of the Code and, with respect to any person who is subject to the reporting requirements of Section 16 (a) of the Exchange Act, to the extent permitted by Section 16 (b) of the Exchange Act and the Rules of the Securities and Exchange Commission, without liability to the Company. In such case, the fair market value of the surrendered shares shall be determined by the Committee as of the date of exercise in the same manner as such value is determined upon the grant of an Incentive Stock Option.

  Adjustment Upon Change in Capitalization.

    In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of shares and option price per share subject to outstanding Options. If the Company shall be reorganized, consolidated or merged with another corporation, or if all of substantially all of the assets of the Company shall be sold or exchanged, the holder of an Option shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option; provided, however, that in such event the Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder from being disqualified as an "incentive stock option" under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

    Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

  Further Conditions of Exercise.

    Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale of distribution thereof or such other documentation as may be required by the Company unless in the Opinion of Counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities Act.

    The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualifications and compliance.

  Effectiveness of the Plan. The Plan was originally adopted by the sole Director of the Company on June 18, 1993. The Plan was approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of shareholders of the Company convened for such purpose on June 29, 1993. The Plan was amended by the affirmative vote of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at the annual meeting of shareholders of the Company convened for such purpose on September 28, 2000. The Board of Directors approved and adopted the amended and restated Plan, as set forth herein, on December 13, 2001, subject to shareholder approval.

  Termination, Modification and Amendment.

    The Plan (but not Options previously granted under the Plan) shall terminate on December 13, 2011, which is within ten (10) years from the date the Board of Directors adopted the amended and restated Plan, as set forth herein, subject to shareholder approval, or sooner as hereinafter provided, and no Option shall be granted after termination of the Plan.

    The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of shareholders of the Company convened for such purpose; provided, however, that Section 6 of the Plan may not be amended more than once every six (6) months, other than to comply with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

    The Board of Directors may at any time, on or before the termination date referred to in Section 16 (a) hereof, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of shareholders of the Company convened for such purpose, increase (except as provided by Section 13 hereof) the maximum number of shares as to which Incentive Stock Options may be granted, or change the designation of the employees or class of employees eligible to receive Options or make any other change which would prevent any Incentive Stock Option granted hereunder which is intended to be an "incentive stock option" from disqualifying as such under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

    No termination, modification or amendment of the Plan, may without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option.

  Not a Contract of Employment. Nothing contained in the Plan or in any Stock Option Agreement executed pursuant hereto shall be deemed confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company.

  Use of Proceeds. The proceeds from the sale of shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

  Indemnification of Board of Directors or Committee. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or preceding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on their own behalf.

  Definitions. For purposes of the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the same meanings a set forth in Sections 425 (e) and 425 (f) of Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

  Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the law of the State of New York.

GRAND TOYS INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2002

The undersigned stockholder of GRAND TOYS INTERNATIONAL, INC. (the "Company") hereby appoints Elliot Bier and Ian Bradley, or either of them, with full power of substitution and revocation, proxies of the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 30, 2002 at 11:00 a.m. at the offices of the Company, 1710 Route Transcanadienne, Dorval, Quebec, CANADA and at any adjournment thereof, with respect to:

1. To elect seven directors (Proposal 1);

2. To approve the issuance of 915,000 shares of Common Stock and 2,745,000 shares of Common Stock issuable upon exercise of warrants upon the conversion of 915,000 shares of Series B Convertible Redeemable Preferred Stock issued in December 2001, which issuance would represent more than 20% of our total Common Stock outstanding (Proposal 2);

3. To consider and act upon a proposal to amend the Amended and Restated 1993 Stock Option Plan to increase the number of shares available for grant of options under the Plan from 150,000 to 300,000 (Proposal 3);

4. To consider and act upon a proposal to ratify the appointment by the Board of Directors of KPMG LLP as independent chartered accountants for the Company for the 2002 fiscal year (Proposal 4); and

5. To transact such other business as may properly come before the Annual Meeting and all adjournments thereof.

The proxy will be voted in accordance with the instructions given on the other side, and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED (1) SO AS TO ELECT THE LARGEST POSSIBLE NUMBER OF THE BOARD OF DIRECTORS' NOMINEES AND (2) FOR THE RATIFICATION OF THE APPOINTMENT OF KMPG LLP AS INDEPENDENT CHARTERED ACCOUNTANTS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

Please mark your vote as indicated in this example. ☒

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 1.

PROPOSAL 1 Election of Directors: Elliot Bier, Stephen Altro, David Mars, James B. Rybakoff, Micheal Kron, Earl Azimov and Micheal Seltzer.

The Board of Directors WITHHOLD
Recommends Stockholders Authority to vote for all nominees
Vote FOR PROPOSAL 1. listed above.

FOR the nominees listed above (except as written to the contrary below) and, unless otherwise indicated, in their sole and absolute discretion, for one or more of such nominees in such manner so as to elect the largest number of such nominees.

(To withhold authority to vote for To vote for listed nominees, write "For"
any nominee write that nominee's in the space provided below.
name in the space provided below)

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 2.

PROPOSAL 2 To approve the issuance of 915,000 shares of Common Stock and 2,745,000 shares of Common Stock issuable upon exercise of warrants upon the conversion of 915,000 shares of Series B Convertible Redeemable Preferred Stock issued in December 2000, which issuance would represent more than 20% of our total Common Stock outstanding.

FOR            AGAINST            ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 3.

PROPOSAL 3 To consider and act upon a proposal to amend the Amended and Restated 1993 Stock Option Plan to increase the number of shares available for grant of options under the Plan from 150,000 to 300,000.

FOR            AGAINST            ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE FOR PROPOSAL 4.

PROPOSAL 4 To consider and act upon a proposal to ratify the appointment by the Board of Directors of KPMG LLP as independent chartered accountants for the Company for the 2002 fiscal year.

FOR            AGAINST            ABSTAIN

Signature___________________ Signature___________________ Date___________

Please mark, date and sign exactly as your name(s) appear(s) above and return in the enclosed envelope. If acting as attorney, executor, administrator, trustee, guardian, etc., please give full title. If the signer is a corporation, please sign the full corporate name by fully authorized officer. If shares are held jointly, each stockholder named should sign.